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                                   EXHIBIT 21

                SUBSIDIARIES OF COMMUNITY SHORES BANK CORPORATION

                Community Shores Bank - 100%
                1030 W Norton
                Muskegon, MI 49441

                Community Shores Capital Trust 1 - 100%
                1030 W Norton
                Muskegon, MI 49441

                Community Shores Financial Services, Inc. - 100%
                1030 W Norton
                Muskegon, MI 49441

                Community Shores Mortgage Company
                100% owned by Community Shores Bank
                1030 W Norton
                Muskegon, MI 49441